UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Information Statement

Glen Rose Petroleum Corporation
(Name of Registrant as Specified in Its Charter)
Commission File Number: 001-10179

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22762 Westheimer Parkway, Suite 515, Katy, Texas 77450
Tel:  +1 832 437 0329

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

*, 2011

Notice of Proposed Action pursuant to Written Consent
of the Holders of the Majority of the Voting Power.

To Our Stockholders:

Notice is hereby given that, pursuant to action taken by the written consent of the holders of a majority of the Company’s outstanding voting common stock, the Company intends to take certain action as more particularly described in this Information Statement. The action conforms with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The action to be taken pursuant to the written consent shall be taken on or about *, 2011, which is 20 days after this Information Statement is mailed to stockholders of record.

Only stockholders of record at the close of business on December 22, 2010 will be given Notice of the proposed action by written consent. The Company is not soliciting proxies.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

Andrew Taylor-Kimmins President and Chief Executive Officer

Glen Rose Petroleum Corporation
Suite 515, 22762 Westheimer Parkway, Katy, Texas 77450
Telephone (832) 437-0329

INFORMATION STATEMENT
ACTION BY THE CONSENT OF STOCKHOLDERS WITHOUT A MEETING

This information statement is furnished to all holders of record as of December 22, 2010 (the “Record Date”) of the Company’s outstanding voting common stock in connection with the following proposed action to be taken by the Company without a meeting pursuant to the written consent of the holders of a majority of the outstanding voting common stock of the Company:

The amendment of the Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 20,000,000 shares to 150,000,000 shares and to increase the number of authorized shares of the Company’s preferred stock, par value $0.0001 per share, from 1,000,000 to 5,000,000.

The foregoing action was approved by the holders of a majority of the Company’s issued and outstanding voting common shares on the Record Date and will be effected on or shortly after twenty (20) days following the mailing of this Information Statement to the stockholders of record as of the date of vote approving the foregoing action.  This Information Statement is first being mailed to stockholders on or about *, 2011.

Only stockholders of record at the close of business on the Record Date are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority of the outstanding voting common stock of the Company as allowed by Section 228 of the General Corporation Law of the State of Delaware (“DGCL”). No other votes are required or necessary.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISSENTER’S RIGHTS OF APPRAISAL

The DGCL does not provide for dissenter’s rights of appraisal in connection with the corporate action to be taken.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on December 22, 2010 as the record date for the determination of the common shareholders entitled to vote upon and receive notice of the proposed action by written consent. At the Record Date, the Company had 17,495,559 outstanding shares of Common Stock, par value $0.001 per share, which were held of record by approximately 1,480 stockholders. Blackwood Ventures, LLC, CRNI Holdings I, LLC, CRNI Holdings II, LLC, and Compagnie Ressources Naturelles et d’Investissment S.A, together with Malcolm Harrison, Daniel Block, Paul Hickey, Theodore Williams and Martin Chopp, collectively, were the holders of record of 8,951,169 shares of common stock, constituting 51.16 percent of the outstanding common stock and, therefore, a majority of the outstanding shares of the Company’s voting common stock (the only class of the Company’s capital stock outstanding) on the Record Date, and together approved the taking of the corporate actions described. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

STOCKHOLDER PROPOSALS

The Company’s Board of Directors has not yet determined the date on which the next annual meeting of stockholders will be held. Any proposal by a stockholder intended to be presented at the Company’s next annual meeting of stockholders must be received at the Company’s offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to stockholders in order to be included in the Company’s information or proxy statement relating to that meeting.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to Glen Rose Petroleum Corporation, 22762 Westheimer Parkway, Suite 515, Katy, Texas 77450, Attention: Andrew Taylor-Kimmins, Chief Executive Officer, or call the Company at (832) 437-0329) and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s Common Stock.

FORWARD-LOOKING STATEMENTS

This document contains statements regarding financial and operating performance and results and other statements that are not historical facts, but are considered to be “forward-looking statements”. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast,” and similar expressions are intended to identify forward-looking statements. Factors that could cause our results to differ materially from those anticipated, as identified by those forward-looking statements include, among other things:

•	we may be unable to obtain sufficient funds to continue our operations;
•	there may be changes in regulatory requirements that adversely affect our business;
•	there may be adverse changes in the prices for oil and gas that adversely affect our business;
•	recovery methods that we use in our oil and gas operations may not be successful or may proved to be economically impractical to pursue; and
•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

These and other risks are set forth in the Risk Factors section of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on July 14, 2010. We do not intend to update forward-looking statements. You should refer to and carefully review the information contained in documents we file in the future with the Securities and Exchange Commission.

PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND THE NUMBER OF SHARES OF PREFERRED STOCK AUTHORIZED FOR ISSUANCE

Our Articles of Incorporation, as currently in effect, authorizes us to issue up to 20,000,000 shares of common stock, par value $0.001 per share and up to 1,000,000 shares of preferred stock, par value $0.0001 per share. The Board of Directors has proposed, and the holders of a majority of the Company’s issued and outstanding common shares as of the Record Date has approved, an increase in the number of authorized shares of the common stock from 20,000,000 shares to 150,000,000 shares and an increase in the number of authorized shares of the preferred stock from 1,000,000 to 5,000,000.  Upon the filing of the Certificate of Amendment to the Articles of Incorporation included as Appendix A to this Information Statement, Glen Rose Petroleum Corporation will be authorized to issue a total of 150,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Procedure for the Approval of the Certificate of Amendment to the Company’s Articles of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 228 of the DGCL. This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this Section 228 of the DGCL, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.

Required Approvals Obtained

The Board, by a resolution adopted on December 22, 2010 (the “Board Consent”), approved the proposed amendment to the Company’s Articles of Incorporation. On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 17,495,559 shares of the Company’s common stock, par value $.001 per share, of which Blackwood Ventures, LLC, CRNI Holdings I, LLC, CRNI Holdings II, LLC, and Compagnie Ressources Naturelles et d’Investissment S.A, together with Malcolm Harrison, Daniel Block, Paul Hickey, Theodore Williams and Martin Chopp (collectively, the “Majority Shareholders”), collectively, held of record 8,951,169 shares of common stock, constituting 51.16 percent of the outstanding common stock on the Record Date. On December 22, 2010, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company’s Articles of Incorporation, a copy of which is attached to this Information Statement as Appendix A. However, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, and will therefore not be effective, until at least 20 days after this Information Statement is mailed to stockholders of record as of the Record Date. No further consents, votes or proxies are or were necessary to effect the approval of the Company’s Certificate of Amendment to the Company’s Articles of Incorporation.

The impact of this proposal on the shares of common stock available for issuance by the Company as of December 22, 2010, is as follows:

Authorized common stock		20,000,000

Issued and outstanding	17,495,559
Required reserve for conversion of outstanding Convertible Notes	11,166,667
Required reserve for exercises of all outstanding warrants	70,618,001
Required reserve for conversion of outstanding Convertible Preferred Shares	7,000,000
Required reserve for issuance under the Company’s 2008 Equity Incentive Plan	5,000,000

Total common stock issued or required for issuance		111,280,227

Net shares available for issuance		(97,280,227)

Impact of proposal
Propose increase of authorized common stock		130,000,000
Net shares available for issuance after giving effect to the proposal		32,719,773

The proposed action to increase the number or shares of common stock the Company is authorized to issue, in part, is taken to correct an administrative mistake made several years ago and only recently discovered.  When the Company completed its merger with United Heritage Corporation in 1995, it was intended that the surviving corporation would be a Delaware corporation with authorized common stock of 125 million shares, and preferred stock of 5 million shares. At the time, however, the wrong version of the articles of incorporation for the Company as a Delaware corporation was filed in Delaware, which provided for only 20 million shares of authorized common stock and only 1 million shares of authorized preferred stock.  Following completion of the merger, the Company, its transfer agent, its auditors and others all believed that the intended version of the articles of incorporation had been filed in Delaware and that Company’s authorized stock was 125 million shares and its authorized preferred stock was 5 million shares, and the Company issued convertible notes and common stock purchase warrants with the belief that it had sufficient authorized common shares reserved for issuance upon conversion or exercise.  At no time, however, did the Company issue common stock or preferred stock in excess of the number of shares authorized.

Unless the number of shares of common stock the Company is authorized to issue is increased to 150,000,000 million shares, the Company will not have sufficient shares to meet its current obligations with regard to the reservation of common shares for issuance upon the conversion of the Company’s outstanding preferred stock, convertible notes or its outstanding warrants.

The Company further believes that this increase is in the stockholders’ best interests as it increases the availability of additional authorized, but unissued, capital stock to provide the Company with the flexibility to issue equity in financing transactions, in connection with the future acquisitions, as an incentive to employees, officers, directors and consultants and for other proper corporate purposes which may be identified in the future.

Although it has no present plans to do so, the increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of Glen Rose Petroleum Corporation may in the future be listed. The Company’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued and current stockholders will not be entitled to maintain their proportionate ownership of the Company’s outstanding stock should additional shares be issued in the future. If the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

The number of shares to be issued in any particular transaction and the price and other terms on which such shares of will be issued will be determined solely by the Board of Directors.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the company and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not propose the increase in the Company’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock. Each share of common stock will continue to entitle its owner to one vote. As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect the number of shares held by any current stockholder, the holding period or basis of any stockholder in such shares, or the federal income tax treatment of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of December 22, 2010 with respect to beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our directors and executive officers and by all of the directors and executive officers as a group. Unless otherwise indicated, the address of each of the persons below is c/o Glen Rose Petroleum Corporation, Suite 515, 22762 Westheimer Parkway, Katy, Texas 77450. Unless otherwise indicated in the footnotes, shares are owned of record and beneficially by the person.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after December __, 2010. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Blackwood Ventures LLC 400 Rella Boulevard Montabello, NY 10901	4,845,310	(2)	26.08

Compagnie Ressources Naturelles et D’Investissments S.A. 14 Rue du Rhone Geneva – 1204 Switzerland	4,047,076	(3)	19.71

CRNI Holdings I, LLC c/o Compagnie Ressources Naturelles et D’Investissments S.A., its managing member	1,776,122	(4)	9.87

CRNI Holdings II, LLC c/o Compagnie Ressources Naturelles et D’Investissments S.A., its managing member	1,003,620	(5)	5.74

Andrew Taylor-Kimmins, CEO and Chairman	4,047,076	(6)	19.71

Theodore Williams, Director	547,974		3.13

Paul Hickey, Director	240,000		1.37

Martin Chopp, Director	693,400	(7)	3.85

Kenneth Martin, Chief Financial Officer	53,500		*

Ruben Alba, Chief Operating Officer	50,000	(8)	*

All officers and directors as a group (6 persons)	5,631,950

*   Less than 1%

(1)
Based on 17,495,559 shares of common stock issued and outstanding as of December 22, 2010. Includes securities exercisable or convertible into shares of common stock within 60 days of December 22, 2010 for each stockholder. Options and warrants for the purchase of common stock that are currently exercisable or exercisable within 60 days of December 22, 2010 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Blackwood Ventures LLC owns 3,759,997 shares of our common stock as of December 22, 2010 and warrants that allow it to purchase a total of 1,000,000 shares of common stock, with an exercise price of $0.75, and a 5 year term. This number does includes the warrant included in the units for an additional 48,750 shares of common stock and a warrant to purchase 36,563 shares of common stock at an exercise price of $1.40 per share in exchange for debt totaling $39,000. This total does not include 1,500,000 warrants issued with a purchase price $1.05 to Blackwood Capital Limited, an affiliate of Blackwood Ventures, LLC, as previously disclosed in our Form 8-K filed January 22, 2008, as these warrants have been divested by Blackwood Capital Limited. Voting and investment control over the shares held by Blackwood Ventures LLC is exercised by Mr. Andrew Taylor-Kimmins, Dr. David Kahn and Mr. Walter Reissman, collectively.

(3)
Includes warrants to purchase 1,600,000 shares of common stock, each owned directly.  Includes 1,433,742 shares of common stock owned by CRNI Holdings II, LLC as to which it has a 58% ownership interest and is the Managing Member. This number does not include 3,747,000 shares of common stock or warrants owned by Blackwood Ventures LLC or the 1,276,122 warrants owned by CRNI Holdings I, LLC, as to which it owns less than a 50% ownership interest.

(4)	Includes warrants to purchase 500,000 common shares.

(5)	Common shares owned directly.

(6)	Includes the common stock and warrants beneficially owned by Compagnie Ressources Naturelles et D’Investissments S.A., as to which Mr. Taylor-Kimmins is the sole owner.

(7)
Includes 256,700 shares of common stock issuable upon conversion of a Convertible Note issued to The Hewlett Fund and warrants to purchase 256,700 shares of common stock issued to The Hewlett Fund, as Mr. Chopp is a general partner of The Hewlett Fund, with voting and dispositive power over the securities.

(8)	Consists of vested warrants to purchase common stock, issued upon execution of employment agreement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company filed its Annual Report for this fiscal year ended March 31, 2010 on Form 10-K with the Securities and Exchange Commission the (“SEC”) on July 14, 2010, as amended by the Company’s Annual Report on Form 10-K/A, filed with the SEC on July 22, 2010.

Additional information concerning the Company is available on our website at www.glenrosepetroleum.com.

Filings which the Company makes with the Securities and Exchange Commission also contain additional information and may be obtained on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Katy, Texas January 26, 2011	Glen Rose Petroleum Corporation /s/ Andrew Taylor-Kimmins President and Chief Executive Officer

Appendix A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF GLEN ROSE PETROLEUM CORPORATION

It is hereby certified that:

1. By written consent of shareholders holding at least a majority of the issued and outstanding shares of common stock of Glen Rose Petroleum Corporation (the “Corporation”), given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, the Corporation is authorized to amend its Articles of Incorporation to increase the authorized capital stock that the Corporation is authorized to issue, such that the Corporation shall have the authority to issue 150,000,000 shares of Common Stock, par value $0.001 and 5,000,000 shares of Preferred Stock, par value $0.0001.

2. Item FOURTH of the Articles of Incorporation of the Corporation is amended in its entirety to read:

The total number of shares of common stock which the corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares, all of such shares shall be $.001 par value; without cumulative voting rights and without any preemptive rights and Five Million (5,000,000) shall be Preferred Stock, par value $.0001 per share.

The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

3. The amendment of the Articles of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on *, 2011

/s/ Andrew Taylor-Kimmins
Andrew Taylor-Kimmins
President and Chief Executive Officer